Exhibit 10.13

INTERCREDITOR AND SUBORDINATION AGREEMENT

THIS INTERCREDITOR AND SUBORDINATION AGREEMENT dated as of August 3, 2015 (as amended, restated or supplemented from time to time, this "Agreement")

BETWEEN: STRYKER BIOTECH L.L.C
        (together with its successors or assigns hereinafter, "Stryker Bio")

AND: STRYKER CORPORATION

   (together with its successors or assigns hereinafter, "Stryker Corp.," and together with Stryker Bio, "Stryker")

AND: KNIGHT THERAPEUTICS INC.

   (together with its successors or assigns hereinafter, "Knight")

AND: EMBER THERAPEUTICS, INC.

    (together with its successors or assigns hereinafter, the "Debtor")

AND: MARIEL THERAPEUTICS, INC.

    (together with its successors or assigns hereinafter, "Mariel")

WHEREAS pursuant to an asset purchase agreement by and among Stryker and Mariel, dated as of June 30, 2014 (as amended by that certain Amendment No. 1 to Asset Purchase Agreement, dated July 18, 2014, that certain Amendment No. 2 to Asset Purchase Agreement, dated August 4, 2014, and as further amended, restated or supplemented from time to time, the "Stryker APA"), Mariel acquired the Purchased Assets (as such term is defined in the Stryker APA) from Stryker Bio for an upfront purchase price of $1,500,000 (the "Upfront Purchase Price");

WHEREAS the Stryker APA also provided for additional consideration payable by Mariel to Stryker in the form of development milestone payments, commercial milestone payments and contingent payments (collectively, the "Additional Payments");

WHEREAS the Stryker APA provided that a portion of the Upfront Purchase Price would be paid by the delivery by Mariel to Stryker Bio. of a secured promissory note in the original principal amount of $500,000 (as amended, restated or supplemented from time to time, the "Prior Stryker Secured Note");

WHEREAS pursuant to the Prior Stryker Secured Note, as security for the payment of principal, interest, and other obligations under the Prior Stryker Secured Note, Mariel granted to Stryker Biotech a security interest in the certain collateral;

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WHEREAS on March 11, 2015, Mariel, Ember Acquisition Corp. ("Ember Acquisition") and the Debtor executed an Agreement and Plan of Merger, pursuant to which Ember Acquisition merged into the Debtor and the Debtor became a wholly owned subsidiary of Mariel;

WHEREAS pursuant to that certain Second Amended and Restated Secured Promissory Note, dated as of August 3, 2015 (as amended, restated or supplemented from time to time, the "A&R Stryker Secured Note"), the Prior Stryker Secured Note was amended and restated to add the Debtor as an obligor and to increase the principal amount to include certain obligations under the Stryker APA;

WHEREAS obligations under the A&R Stryker Secured Note (collectively, the "Subordinated Obligations") are secured by security interests in substantially all of the assets of the Debtor and Mariel (collectively, the "Collateral") as security for the Subordinated Obligations;

WHEREAS pursuant to that certain Personal Guaranty dated as of August 3, 2015 (as amended, restated or supplemented from time to time, the "Guaranty") Joseph Hernandez ("Hernandez") provided Stryker with an unconditional guaranty of the prompt payment when due of $500,000 of the Subordinated Obligations;

WHEREAS pursuant to that certain Loan Agreement, dated as of August 3, 2015 (the "Knight Loan Agreement"), Knight made a loan to the Debtor in the aggregate principal amount of $1,000,000;

WHEREAS pursuant to that certain Security Agreement, dated as of August 3, 2015 (the "Knight Security Agreement"), the Debtor and Mariel granted to Knight a security interest in the Collateral as security for the obligations under the Knight Loan Agreement;

WHEREAS the parties wish to set out how the Collateral will be dealt with in the event of a default under the Knight Loan Agreement or the A&R Stryker Secured Note;

WHEREAS Stryker has agreed that the Subordinated Obligations will be subordinated to the Senior Obligations;

THE PARTIES AGREE AS FOLLOWS:

ARTICLE 1- INTERPRETATION

1.01 Definitions

Terms which are not otherwise defined in this Agreement (including the recitals above), shall have the following meanings:

"BMP-7" means the 13 grams of Bone Morphogenic Protein which forms part of the Collateral.

"Business Day" means a day (other than Saturday or Sunday) on which banks are generally open for business in Montreal, Quebec and New York, New York.

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"Liens" means any mortgage, debenture, pledge, hypothec, lien, charge, assignment by way of security, consignment, capital lease, hypothecation, security interest or other security agreement, trust or arrangement having the effect of security for the payment of any debt, liability or obligations.

"Senior Lien" means a Lien granted by the Debtor and Mariel to Knight pursuant to the Knight Security Agreement to secure the Senior Obligations.

"Senior Obligations" means a principal amount not to exceed $1,000,000, plus interest and attorneys' fees and costs under the Knight Loan Agreement.

"Subordinated Lien" means a Lien granted by the Debtor and Mariel to Stryker pursuant to the A&R Stryker Secured Note to secure the Subordinated Obligations.

ARTICLE 2 - SUBORDINATION

2.01	Subordination

Stryker acknowledges and agrees that (i) the Subordinated Liens are subordinate to the Senior Liens and (ii) payment of the Subordinated Obligations, whether in whole or in part, is postponed to the prior payment in full of all the Senior Obligations. Notwithstanding anything in the Stryker APA or the A&R Stryker Secured Note to the contrary, neither the Debtor nor Mariel shall make, and Stryker shall not accept, any payment of any of the Subordinated Obligations until after payment and satisfaction in full of any and all of the Senior Obligations, except as expressly permitted by this Agreement. For the avoidance of doubt and notwithstanding anything herein to the contrary, obligations owed to Stryker pursuant to the Guaranty and any Liens or other security now or hereafter granted by Hernandez to secure the Guaranty shall not be subordinated to the Senior Liens or the payment of any of the Senior Obligations.

2.02	Amounts Outstanding

Stryker hereby represents that (i) $1,013,216.44 principal amount is owing under the A&R Stryker Secured Note, (ii) obligations in respect of the Upfront Purchase Price and the Prior Stryker Secured Note have been incorporated into the A&R Stryker Secured Note, and (iii) no amount is currently owing under the Stryker APA, including with respect to the Additional Payments.

2.03	Enforcement Standstill

Until payment in full of all the Senior Obligations (unless Stryker has purchased the Senior Obligations pursuant to Section 4.03 below), and except in connection with actions during the Initial Standstill Period, Stryker will refrain from making demand of the Debtor or Mariel for payment of the Subordinated Obligations or exercising any rights for the enforcement of payment of the Subordinated Obligations against the Debtor or Mariel, without the prior written consent of Knight.

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2.04	Related Undertakings

Until payment in full of all the Senior Obligations (unless Stryker has purchased the Senior Obligations pursuant to Section 4.03 below), Stryker agrees to hold as agent for Knight and forthwith remit to Knight any sum received from the Debtor or Mariel to be applied in accordance with the Knight Loan Agreement.

ARTICLE 3- CESSION OF RANK

3.01	Cession

Stryker hereby cedes and grants a priority of rank over and hereby subordinates the Subordinated Liens to the Senior Liens and acknowledges that the Senior Liens shall have priority over the Subordinated Liens so that for all legal purposes the Senior Liens shall be deemed to have been executed and registered prior to the execution and registration of the Subordinated Liens.

3.02	Validity

The cession of priority of rank and subordination granted in favour of Knight hereunder in respect of the Debtor or Mariel is valid, binding and enforceable in all circumstances, notwithstanding:

(a)	the date of the execution, the taking of effect, the registration, publication, attachment, perfection, substitution or renewal of the A&R Stryker Secured Note or the Knight Security Agreement;

(b)	the date of any loan agreement or other credit or financing agreement or any offer of same among Stryker, Knight, the Debtor and/or Mariel;

(c)	the date of the occurrence of any default by the Debtor or Mariel pursuant to the underlying indebtedness to Stryker or Knight; and

(d)	any priority recognized by any applicable law including the Uniform Commercial Code or any other law governing the pledge or granting of a security interest in the Collateral.

ARTICLE 4- STANDSTILL AND COOPERATION

4.01	Event of Default

If an event of default shall have occurred and be continuing pursuant to the A&R Stryker Secured Note (a "Stryker Event of Default") or if an event of default shall have occurred and be continuing under the Knight Security Agreement (a "Knight Event of Default"), neither Stryker nor Knight shall, without the written consent of the other party, be entitled to:

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(a)	petition the Debtor or Mariel into bankruptcy or initiate or participate in the initiation of any similar proceeding;

(b)	commence or initiate any action or proceeding against the Debtor or Mariel to recover or receive payment of its respective indebtedness;

(c)	commence or initiate or exercise any recourse under its respective security agreement granted by the Debtor or Mariel;

(d)	demand payment of indebtedness from the Debtor or Mariel or institute action against the Debtor or Mariel in connection therewith, unless the procedures set forth in Sections 4.02, 4.03, and 4.04 below are complied with.

4.02	Realization Proceedings

In the event of the occurrence of either a Stryker Event of Default or a Knight Event of Default, Stryker will be given the opportunity for a period of six months from the date of notice by Stryker to Knight or by Knight to Stryker of the occurrence of such event of default (the "Initial Standstill Period") to engage in efforts to realize value from the Collateral and the business of the Debtor or Mariel through its knowledge of the industry and the potential acquirers of the Collateral in order to maximize the possibility of recovering the outstanding sums under the Knight Loan Agreement and under the A&R Stryker Secured Note and the Debtor, Mariel, and Knight will cooperate with such efforts. During the Initial Standstill Period, Stryker will be responsible for the payment the following costs ("Standstill Period Costs"): (1) costs other than those specified in (2), (3) and (4) below in this sentence that are directly related to the conservation, preservation and maintenance of the Collateral in an aggregate amount not to exceed $50,000 during the Initial Standstill Period ("Capped Costs") plus (2) costs directly related to the maintenance/annuity payments (but not the prosecution or litigation) of patents owned by the Debtor and Mariel; plus (3) storage costs of the bone morphogenic protein and cell lines owned by the Debtor and Mariel; plus (4) reasonable casualty insurance premium costs, if any, for policies currently in effect with respect to the Collateral directly related to the conservation and preservation of the Collateral. Standstill Period Costs shall only include those costs incurred during the Initial Standstill Period and shall in no event include any costs generated prior to the Initial Standstill Period; provided, however, that at any point during the Initial Standstill Period, by written notice to Knight, Stryker can elect to terminate the Initial Standstill Period and cease to pay any Standstill Period Costs incurred on or after the date of such written notice; and, provided further, that, if the Capped Costs exceed $50,000 during the Standstill Period, (i) Knight may, by written notice to Stryker specifying in detail the amount of itemized Capped Costs that are unpaid, elect to terminate the Initial Standstill Period effective ten (10) days after the giving of such notice, and (ii) the Initial Standstill Period will terminate in accordance with such notice unless Stryker within such ten (10) day period has agreed in a written notice to Knight to pay such specified costs.

In the event of the Debtor's insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, unless Stryker has purchased the Senior Obligations as provided herein, this Agreement shall remain in full force and effect, and the Senior Obligations shall be paid in full before any payment is made to Stryker.

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4.03	Standstill

During the Initial Standstill Period, Stryker shall keep Knight reasonably informed of the process, the prospects of realization of value from Collateral and the status of any potential offers to purchase the Collateral. Stryker will provide to Knight, on a timely basis, copies of any written offers received for the purchase of all or any part of the Collateral. Provided that the amounts owing under the Knight Loan Agreement shall be fully repaid pursuant to the conclusion of any such offer, Stryker shall have full and complete authority to manage any such sale process as long as such sale is substantially on the same terms and conditions as those presented to Knight.

Stryker shall have the option, at any time during the Initial Standstill Period so long as any Senior Obligations remaining outstanding, to purchase all (but not less than all) of the Senior Obligations from Knight by delivering a written notice (the "Purchase Notice") to Knight that

(i) states that Stryker is irrevocably electing to purchase the Senior Obligations and (ii) designates a purchase date, which shall not be less than three (3) Business Days, nor more than ten (10) Business Days, after the receipt by Knight of the Purchase Notice (the "Purchase Date") on which the purchase will occur. On the Purchase Date, Knight shall sell to Stryker, and Stryker shall purchase from Knight, the Senior Obligations for a price equal to principal, plus accrued and unpaid interest on the Senior Obligations.

4.04	End of Initial Standstill Period

In the event Stryker does not elect to exercise its realization proceeding rights under Section 4.02 or at the end of the Initial Standstill Period, whether by expiration or termination by Stryker, there remains any outstanding Senior Obligations and Stryker has not purchased such outstanding Senior Obligations pursuant to Section 4.03 above, Knight shall thereafter assume full responsibility over the realization proceedings and shall control and supervise any sale of the Collateral and will have full and complete authority to sell the Collateral, or any part thereof, and apply the proceeds to first pay off any such outstanding Senior Obligations, plus all costs and expenses incurred to date, and then to pay any amounts outstanding under the A&R Stryker Secured Note.

ARTICLE 5 - GENERAL PROVISIONS

5.01	Applicable Law

This Agreement is governed by the laws of the State of New York.

5.02	Obligations Not Reduced ; No Third Party Beneficiaries

Each of the Debtor and Mariel acknowledges that this Agreement does not reduce or otherwise affect any of Senior Obligations or the any of the Subordinated Obligations. Neither the Debtors nor Mariel is a third party beneficiary of this Agreement.

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5.03	Survival

The cession of priority of rank and subordination granted in favour of Knight under the terms hereof shall continue to apply in respect of any security obtained by Knight as a renewal, replacement, amendment or modification of the Knight Loan Agreement or the Knight Security Agreement.

5.04	No Waiver

The exercise by Knight or Stryker of any of its respective rights under this Agreement does not preclude it from exercising any other such right. In addition, any failure to exercise any such right will not constitute a renunciation to the subsequent exercise of such right.

5.05	Successors and assigns

The provisions of this Agreement will be binding upon and inure to the benefit of Knight or Stryker and their respective successors and assigns.

5.06	Notices

Unless otherwise provided, any notice to be given to a party in connection with this Agreement will be given in writing and will be given by personal delivery, by a reputable delivery service, by fax or by electronic mail, addressed to the recipient at the following addresses or at such other address as may be notified by such party to the others pursuant to this Section:

If to Knight:

Knight Therapeutics inc.

376 Victoria Avenue, Suite 220

Westmount, Quebec H3Z 1C3

Attention : Jeffrey Kadanoff

email: jkadanoff@gud-knight.com

If to Stryker Bio:

Stryker Biotech L.L.C.

One Broadway, 14th Floor

Cambridge, MA 62142

Attention: James Kemler, CEO

email: jamie.kemler@stryker.com

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If to Stryker Corp.:

Stryker Corporation

2825 Airview Blvd.

Kalamazoo, MI 49002

Attention: General Counsel

email: michael.hutchinson@stryker.com

If to the Debtor:

Mariel Therapeutics, Inc.

135 East 57th Street

New York, NY 10022

Attention: Joseph Hernandez

email: hernandez_joe@yahoo.com

If to Mariel:

Mariel Therapeutics, Inc.

135 East 57th Street

New York, NY 10022

Attention: Joseph Hernandez

email: hernandez_joe@yahoo.com

Any notice given by personal delivery or by a delivery service will be conclusively deemed to have been given at the time of such delivery and, if given by telecopier or by electronic mail, on the day of transmittal if before 3:00 p.m. on a Business Day, or on the following Business Day if such transmission occurs on a day which is not a Business Day or after 3:00 p.m. on a Business Day. If the telecopy or electronic transmission system suffers any interruptions by way of a strike, slow-down, a force majeure, or any other cause, a party giving a notice must do so using another means of communication not affected by the disruption.

[Execution page follows]

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IN WITNESS WHEREOF, the parties have signed this Agreement:

KNIGHT THERAPEUTICS INC. per: /s/ Jeffrey Kadanoff Name: Jeffrey Kadanoff Title: CFO

STRYKER BIOTECH L.L.C. per: /s/ James Kemler Name: James Kemler Title: CEO

STRYKER CORPORATION per: /s/ Jeanne M. Blondia Name: Jeanne M. Blondia Title: VP, Finance & Treasurer

EMBER THERAPEUTICS, INC., solely for purposes of Sections 2.01, 4.02 and 5.02 per: /s/ Joseph Hernandez Name: Joseph Hernandez Title: Executive Chairman

MARIEL THERAPEUTICS, INC., solely for purposes of Sections 2.01, 4.02 and 5.02 per: /s/ Joseph Hernandez Name: Joseph Hernandez Title: Executive Chairman

[Signature Page to Intercreditor and Subordination Agreement]

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